UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 13, 2018

(Exact name of registrant as specified in its charter)

Nevada	000-18590	84-1133368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Union Boulevard, #400, Lakewood, CO 80228
(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (303) 384-1400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 13, 2018, the Directors of the Company approved an amendment to the Amended and Restated Bylaws to reduce the maximum number of Directors to five.

The restated Article III, Section 3 is hereby amended and restated in its entirety to read as follows:

“Section 3.  Number, Tenure and Qualifications.  The number of Directors of the corporation shall be as determined by the Board of Directors in accordance with the Articles of Incorporation, but shall not be greater than five.  Each Director shall hold office until the next annual meeting of shareholders and until his successor shall have been duly elected and qualified.  Directors need not be residents of the State of Nevada or shareholders of the corporation.”

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed as part of this report:

Exhibit Number	Description

3.2	Amendment to the Restated Bylaws of Good Times Restaurants Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.

Date: April 17, 2018	By:
Boyd E. Hoback
President and Chief Executive Officer

EXHIBIT INDEX

The following exhibits are furnished as part of this report:

Exhibit Number	Description

3.2	Amendment to the Restated Bylaws of Good Times Restaurants Inc.